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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of HMT Technology Corporation on Form S-3 (File Nos. 333-24385 and 333-32025) of our report dated April 22, 1997, on our audits of the consolidated financial statements and financial statement schedule of HMT Technology Corporation and its subsidiary as of March 31, 1997 and 1996, and for the years ended March 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K/A.



                                                        COOPERS & LYBRAND L.L.P.

San Jose, California

September 1, 1997